Exhibit 99.2

This Employment Agreement (the “Agreement”) is made as of October 1, 2002,

AMONG:

GENETRONICS BIOMEDICAL CORPORATION, a Delaware corporation having its principal place of business at 11199 Sorrento Valley Road, San Diego, California, U.S.A., 92121

(the “ParentCo”)

AND:

GENETRONICS, INC., a California corporation having its principal place of business at 11199 Sorrento Valley Road, San Diego, California, U.S.A., 92121

(the “Company”)

AND:

BOB GOODENOW, businessman of 617 Calle Miguel, San Clemente, California, U.S.A., 92672

(the “Employee”)

WHEREAS:

A. the Employee is considered by the Board of Directors of the Company (the “Board”) to be of value to the Company and to have skills and abilities and an extensive background in and knowledge of the industry in which the Company is engaged;

B. the Company recognizes that it is in the best interests of the Company that the Company ensure the dedication of the Employee to the Company; and

C. the Company wishes to employ and the Employee has agreed to supply his service in the capacity of Vice President, Corporate Development on the terms and conditions set out in this Agreement, which shall supersede and replace all prior written or oral agreements, if any, between the parties.

THEREFORE, in consideration of the recitals, the following covenants and the payment of one dollar made by each party to the other, the receipt and sufficiency of which is acknowledged by each party, the parties agree on the following terms:

Article 1. Employment

1.1 Employment: The Company hereby employs the Employee as Vice President, Corporate Development, or in such other capacity as may be requested by the Board, and the Employee accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

1.2 Duties: The Employee shall perform such duties as are customarily associated with his then current title or titles, consistent with the Bylaws of the Company and as required by the chief executive officer (the “CEO”) of the Company. Said duties shall be performed at such place or places as the Company shall reasonably designate or as shall be reasonably appropriate and necessary to the discharge of the Employee’s duties in connection with his employment. The Company and the Employee agree that the duties may be replaced, superceded or supplemented from time to time by the CEO.

1.3 Overseas Duties: Notwithstanding the above, the Employee shall be entitled for a period of two weeks in each year to perform his duties for the Company in the United Kingdom.

1.4 Hours: During the term of the Employee’s employment with Company, the Employee will devote his best efforts and substantially all of his business time and attention to the performance of his duties hereunder and to the business and affairs of the Company, except for vacation periods as set forth herein. The Employee will duly, punctually and faithfully observe the Company’s general employment policies and practices, including, without limitation, any and all rules, regulations, policies and/or procedures which the Company may now or hereafter establish governing the conduct of its business. In addition, the Employee will carry out his duties honestly, in good faith and in the best interest of the Company.

1.5 Change of Control: In the event of a Change of Control (as defined below), the Company shall continue to engage the Employee, and the Employee shall continue to serve the Company, in the same capacity and have the same authority, responsibilities and status as he had as of the date immediately prior to the change of control. For the purposes of this Agreement, a “Change of Control” shall be deemed to have occurred when:

1.5.1	a majority of the directors elected at any general meeting of shareholders of the Company are not individuals nominated by the Company’s then incumbent board of directors;

1.5.2	there is occurrence of an event whereby any person or entity becomes the beneficial owner of shares representing 50% or more of the combined voting power of the voting securities of the Company; or

1.5.3	there is a merger or consolidation of the Company with one or more corporations as a result of which, immediately following such merger or consolidation, the shareholders of the Company as a group, as they were immediately prior to such event, will hold less than a majority of the outstanding capital stock of the surviving corporation.

1.6 Previous Agreements: The parties hereby agree, that all previous employment, consulting or other similar agreements, whether written or verbal between the Company and the Employee, are hereby terminated and of no further force or effect.

Article 2. Compensation

2.1 Salary: Subject to subsection 2.2, for his services hereunder, the Employee shall receive a salary, payable in such regular intervals as shall be determined by the Company commencing on the date of this Agreement, which shall be at the rate of U.S. $145,000 per year (the “Salary”).

2.2 Salary Increases: The rate of Salary provided for in Section 2.1 shall be reviewed by the Board not less often than annually and shall be increased from time to time and in such amount as the Board, in its sole discretion, may determine.

2.3 Discretionary Bonus: The Company will, within 120 days of the end of each fiscal year, determine the annual bonus (the “Bonus”), if any, earned by the Employee for that fiscal year, based on the Employee’s achievement of milestones agreed to by the CEO and the Employee. Within 60 days of the beginning of each fiscal year, the CEO and the Employee shall agree to the Employee’s milestones and the amount of bonus, which will be awarded to the Employee if one or more milestones are achieved. In the Company’s sole discretion it may pay the Bonus in cash, shares of the Company or stock options of the Company, or any combination thereof, and it may pay the Bonus in a lump sum or installments, equal or otherwise, over the course of the fiscal year immediately following the year for which the bonus was earned.

2.4 Withholding: All payments of Salary, Bonuses and other compensation pursuant to this Agreement shall be subject to withholding taxes as required by law. The Company shall be entitled to deduct from the Salary, Bonus and any other compensation due to the Employee, and to remit to the required governmental authority, any amount that it may be required by law or regulation to deduct, retain and remit.

2.5 Stock Options: Subject to regulatory approval, ParentCo will grant the Employee an option to purchase up to 150,000 common shares (the “Option”) in the capital of ParentCo. The Option will vest to the Employee over 36 months, with 25% of the Option vesting immediately, 25% of the Option vesting after 12 months from the date of this Agreement, 25% of the Option vesting after 24 months from the date of this Agreement and the balance vesting after 36 months from the date of this Agreement, subject to the terms and conditions set out in ParentCo’s Amended 2000 Stock Option Plan, including the provision that all options will vest immediately upon the sale or other disposition of the assets of ParentCo or a merger of ParentCo with one or more corporations where ParentCo is not the surviving entity.

Article 3. Fringe Benefits

3.1 Participation in Plans: The Employee shall be entitled to all additional fringe benefits, including, but not limited to, life and health insurance programs that may be generally available to other employees of the Company. All matters of eligibility for coverage of benefits under any plan or plans of health, hospitalization, life or other insurance provided by the Company shall be determined in accordance with the provisions of the insurance policies. The Company shall not be liable to the Employee, or his beneficiaries or successors, for any amount payable or claimed to be payable under any plan of insurance, which is not paid to any of the Company’s other employees.

3.2 Vacation: The Employee shall be entitled to two weeks vacation during each calendar year.

3.3 Business Expenses: The parties acknowledge that the Employee shall incur, from time to time, for the benefit of the Company and in furtherance of the Company’s business, various business expenses. The Company agrees that it shall either pay such reasonable expenses directly, or reimburse the Employee for such reasonable expenses incurred by him. The Employee agrees to submit to the Company original receipts of all expenses paid by him and such other documentation as may be reasonably necessary to substantiate that all expenses paid or reimbursed hereunder were reasonably related to the performance of his duties.

Article 4. Term and Termination of Employment

4.1 Condition Precedent: The obligations of the Company under this Agreement are subject to the fulfillment of the condition that the Employee execute an agreement with the Company governing intellectual property in the form attached hereto as Exhibit “A”.

4.2 Initial Term: The initial term of this Agreement shall be ten years commencing on the date of this Agreement, unless terminated prior to such date in accordance with the terms of this Agreement.

4.3 Termination:

4.3.1	The Employee’s Right to Terminate: The Employee may terminate his obligations under this Agreement:

4.3.1.1	at any time upon providing six weeks notice in writing to the Company; or

4.3.1.2	upon a material breach or default of any term of this Agreement by the Company if such material breach or default has not been remedied within 30 days after written notice of the material breach or default has been delivered by the Employee to the Company.

4.3.2	Company’s Right to Terminate: The Company may terminate the Employee’s employment under this Agreement at any time upon the occurrence of any of the following events:

4.3.2.1	the Employee acting unlawfully, dishonestly, in bad faith or negligently with respect to the business of the Company;

4.3.2.2	the conviction of Employee of any crime or fraud against the Company or its property or any felony offense or crime reasonably likely to bring discredit upon the Employee or the Company;

4.3.2.3	a material breach or default of any term of this Agreement by the Employee if such material breach or default has not been remedied within 30 days after written notice of the material breach or default has been delivered by the Company to the Employee;

4.3.2.4	the Employee dying or becoming permanently disabled or disabled for a period exceeding 180 consecutive days or 180 days calculated on a cumulative basis over any two year period during the term of this Agreement; or

4.3.2.5	at the discretion of the Company, without cause, after the Employee has received two weeks written notice from the Company.

4.3.3	Compensation Due to the Employee on Termination: In the event of the termination of the Employee’s employment under this Agreement, the Company shall pay the following amount to the Employee in such regular intervals as shall be determined by the Company:

4.3.3.1	if terminated pursuant to paragraph 4.3.1.2, 4.3.2.4 or 4.3.2.5 of this Agreement: (a) on an acquisition, merger or Change of Control of either the Company or ParentCo within the period of one year from the date of this Agreement; or (b) between the period of one year and two years from the date of this Agreement, the Company shall pay to the Employee a severance payment equal to:

(a)	the amount of compensation accrued pursuant to subsection 2.1 of this Agreement as of the date of termination; and

(b)	the amount of compensation payable under subsection 2.1 of this Agreement for the previous fiscal year divided by four;

4.3.3.2	if terminated pursuant to paragraph 4.3.1.2, 4.3.2.4 or 4.3.2.5 of this Agreement: (a) on an acquisition, merger or Change of Control of either the Company or ParentCo after two years from the date of this Agreement; or (b) after two years from the date of this Agreement, the Company shall pay to the Employee:

(a)	the amount of compensation accrued pursuant to subsection 2.1 of this Agreement as of the date of termination;

(b)	the amount of compensation payable under subsection 2.1 of this Agreement for the previous fiscal year divided by two; and

(c)	an amount equal to the annual Bonus most recently paid to the Employee pursuant to subsection 2.3 of this Agreement multiplied by the fraction of which the number of days between the fiscal year end of the Company related to the bonus and the date of termination is the numerator, and 365 is the denominator; and

4.3.3.3	if terminated pursuant to any other provision of this Agreement the Company shall pay to the Employee the full amount of Compensation accrued pursuant to subsection 2.1 of this Agreement as of the date of termination.

4.3.4	Mitigation: The Employee need not mitigate any payments provided in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment created by this clause be reduced by any compensation earned by the Employee through employment permitted by this Agreement with another employer after the date of termination or otherwise.

Article 5. Confidential Information

5.1 Confidential Information Defined: “Confidential Information” shall mean information disclosed to the Employee, known by the Employee, or developed by the Employee (alone or with others) as a consequence of or through his employment by the Company or his relationship with ParentCo, which information is not generally known in the industry in which the Company is or may become engaged, about the business of the Company or ParentCo, including but not limited to information relating to:

5.1.1.1	technologies, services and products owned, licensed or developed by or for the Company or its affiliates;

5.1.1.2	Intellectual Property of the Company and its affiliates;

5.1.1.3	existing or potential suppliers, customers and strategic partners of the Company and its affiliates;

5.1.1.4	trade secrets of the Company or ParentCo, existing or potential customers, business plans, strategic plans, research and development plans, marketing plans, financing plans, merger and acquisition plans, strategic partnering plans, human resource plans, investor relation plans or other corporate and business plans of any kind whatsoever of the Company and of its affiliates;

5.1.1.5	revenue models, pricing strategies, billing methods of the Company and of its affiliates; and

5.1.1.6	directors, officers, employees, consultants and professional advisors of the Company and of its affiliates.

5.2 Without regard to whether any of such matters would be deemed confidential, proprietary or material as a matter of law, the parties hereto stipulate that, as between them, such matters are confidential, proprietary, and material and unauthorized disclosure, use, or dissemination would seriously affect the effective and successful conduct of the business and interests of the Company or ParentCo, and its goodwill, and that any breach of the terms of this paragraph is a material breach of this Agreement.

5.3 Prohibition on Disclosure: Except as required in his duties to the Company and unless expressly authorized by the Company, the Employee shall not, directly or indirectly use, disseminate or disclose any Confidential Information.

5.4 Return of Confidential Information Upon Termination: Upon termination of his employment with the Company, the Employee shall return to the Company all assets belonging to the Company, including all documents, records, notebooks, disks, tapes, memory devices and electronic media containing Confidential Information, including all copies thereof, whether prepared by the Employee or others.

5.5 Cooperation in Protecting Confidentiality: The Employee shall provide all reasonable assistance to the Company and ParentCo to protect the confidentiality of any such Confidential Information that Employee may have directly or indirectly disclosed, published or made available to third parties in breach of this Agreement. The Employee shall take all reasonable steps requested by the Company to prevent the recurrence of such unauthorized access, use, possession or knowledge. If, at any time, the Employee becomes aware of any unauthorized access, use, possession, or knowledge of any Confidential Information by any third party, the Employee shall immediately notify the Company.

5.6 Non-Solicitation of Customers: During the term of this Agreement and for a period of 12 months after the termination of the Employee’s employment and other than for the benefit of the Company, the Employee shall not, either directly or indirectly, and either alone or with others, canvass or solicit orders for any product or service or both which is or has been developed, manufactured, produced, provided, marketed, distributed or otherwise dealt in by the Company from any person, firm or company which has been at any time within the previous 24 month period a customer or supplier of the Company or a prospective customer or supplier of the Company with which the Employee is or was actively concerned during his employment.

5.7 Non-Solicitation of Employees: During the term of this Agreement and for a period of 12 months after the termination of the Employee’s employment and other than for the benefit of the Company, the Employee shall not, either directly or indirectly and either alone or with others canvass or solicit any person who is an employee of the Company to leave or terminate such employment for the purpose of establishing a business to offer any product or service or both which is of a type similar to any product or service which is or has been developed, manufactured, produced, provided, marketed, distributed or otherwise dealt in by the Company.

5.8 Covenants Reasonable: The Employee confirms that the provisions in this Article 5 are reasonable and valid based upon the businesses that are carried on by the Company, and based on the fiduciary and sensitive position the Employee will occupy with the Company. The Employee waives all defenses to the strict enforcement or validity of the sections in this Article 5. The Employee further acknowledges that any covenant contained in this Article 5 may be enforced by injunction issued in any court having jurisdiction, and by the award of damages and any and all other relief allowed by law.

5.9 Survival: The parties agree that the obligations imposed by this Article shall survive termination or expiration of this Agreement, and shall bind the Employee for a period of 15 years after such termination or expiration.

Article 6. Miscellaneous

6.1 Irreparable Injury: The Employee expressly recognizes and agrees that his obligations under Article 5 of this Agreement are important and material and seriously affect the effective and successful conduct of the business and interests of the Company and its goodwill, and therefore the breach of any obligations under such Articles will constitute an irreparable injury to the Company, for which damages, although available, will not be an adequate remedy at law. Accordingly, the Employee expressly consents to the issuance of injunctive relief to enforce the obligations of this Agreement. The parties agree that service of process may be made by certified mail at the address first listed above. The provisions of this Article are not intended to limit the remedies and relief otherwise available to the Company for breaches by the Employee of Articles of this Agreement other than Article 5.

6.2 Assignment Prohibited: This Agreement is personal to the Employee hereto and he may not assign or delegate any of his rights or obligations hereunder. The Company may not assign this Agreement without the written consent of the Employee except in connection with a merger of consolidation of the Company (in which case the merged or consolidated entity shall remain fully liable for its obligations as the Company under this Agreement as specified above).

6.3 Paragraph Headings: The paragraph headings used in this Agreement are included solely for convenience and shall not affect of be used in connection with the interpretation of this Agreement.

6.4 Legal Expenses of Enforcement: If either party commences a legal action or other proceeding for enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees and other costs incurred in connection with the action or proceeding, in addition to any other relief to which it may be entitled.

6.5 Severability: If any provision of this Agreement is declared invalid by any tribunal, then such provision shall be deemed automatically modified to conform to the requirements for validity as declared at such time, and as so modified, shall be deemed a provision of this Agreement as though originally included herein. In the event that the provision invalidated is of such a nature that it cannot be so modified, the provision shall be deemed deleted from this Agreement as though the provision had never been included herein. In either case, the remaining provisions of this Agreement shall remain in effect.

6.6 Arbitration: Any controversy, claim or dispute arising out of or relating to this Agreement or its construction and interpretation shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered in such arbitration may be entered in any court having jurisdiction thereof. In addition, any controversy, claim or dispute concerning the scope of this arbitration clause or whether a particular dispute falls within this arbitration clause shall also be settled by arbitration in accordance with the rules of the American Arbitration Association.

6.7 Choice of Law: This Agreement shall be governed by and construed in accordance with the laws of the State of California, as applied to agreements executed and performed entirely in California by California residents.

6.8 Entire Agreement: This Agreement constitutes the entire, final and complete and exclusive agreement between the parties and supersedes all previous agreements or representations, written or oral, with respect to employment.

6.9 Change, Modification, Waiver: No change or modification of this Agreement shall be valid unless it is in writing and signed by each of the parties hereto. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party against whom the waiver is sought to be enforced. The failure of a party of insist upon strict performance of any provision of this Agreement in any one or more instances shall not be construed as a waiver or relinquishment of the right to insist upon strict compliance with such provision in the future.

6.10 Notices: All notices required or permitted hereunder shall be in writing and shall be delivered in person or sent by certified or registered mail, return receipt requested, postage prepaid to each party at the address first written above or at such other address as provided in writing.

6.11 Binding Effect: This Agreement shall be binding upon, and inure to the benefit of, the parties, their heirs, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GENETRONICS BIOMEDICAL CORPORATION

Per:

Authorized Signatory

GENETRONICS, INC.

Per:

Authorized Signatory

BOB GOODENOW

Exhibit “A”

EMPLOYEE CONFIDENTIALITY AGREEMENT

I, the undersigned realize that Genetronics, Inc. and Genetronics Biomedical Corporation (“Genetronics”), desires to keep various information about its interest, research, experiments, processes and other internal activities confidential, but also information about what Genetronics desires to develop and the uses to which Genetronics might put such concepts and/or services, and also information about those product lines or areas in which Genetronics is becoming active or might have any interest and also any financial or corporate matters of both corporations.

I, the undersigned, desiring employment with Genetronics understand that in the course thereof, Genetronics may furnish certain information such as drawings, data sheets, process conditions, product research, development formulations, financial data and potential patent specifications and applications. In addition, other such information concerning Genetronics, possibly from conversations with Genetronics personnel or from my own observation of Genetronics data and activities, may be acquired. I will use every reasonable effort to keep confidential any business dealings involving Genetronics and also any of the above information concerning Genetronics’ or BTX’s products that might be acquired as a result of my employment. I also agree to use the Genetronics information only for the benefit of Genetronics, Inc.

It is also understood in the course of fulfilling my employment responsibilities that possibly I may have to communicate some of this information to people in other companies. In such case I will inform them of the confidential nature of the information and make them aware of their responsibility of keeping such information confidential and I will use every reasonable effort to see that they do keep such information confidential. I do not represent anyone or any entity in a field in which Genetronics is currently involved or contemplating entering.

Any commitment to confidential information shall not extend to:

Information I already possess at the time of disclosure by Genetronics,

Information which is in or which comes into the public domain from a source other than myself,

Information that comes to me from a third party source not under obligation to Genetronics to maintain the confidentiality thereof.

I also understand that any drawings, data sheets, financial or corporate information or other materials given to me by Genetronics, remain the property of Genetronics and must be returned to Genetronics at the end of my employment with Genetronics.

AGREED:

Signature: Date